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                       [KPMG PEAT MARWICK LLP LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
Sterling West Bancorp


We consent to incorporation by reference in the registration statement (No. 2-77211) on Form S-8 of Sterling West Bancorp of our report dated March 8, 1996, relating to the consolidated balance sheets of Sterling West Bancorp and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Sterling West Bancorp.

Our report dated March 8, 1996, contains an explanatory paragraph referring to a change in Sterling West Bancorp's method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".




                                /s/ KPMG PEAT MARWICK LLP


Los Angeles, California
March 8, 1996